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Exhibit 10.35

AUGUST TECHNOLOGY
CORPORATION

CODE OF ETHICS

AND

BUSINESS CONDUCT

Effective as of February 7, 2003

TABLE OF CONTENTS

Introduction	1
Compliance with Laws and ATC Business Conduct Policies	2
Accuracy of Company Records	2
Securities Trading Policies	2
Contact with Government Officials	3
Conflicts of Interest	3
Political Contributions and Related Policies	3
Transacting International Business	4
Business Courtesies and Gratuities	4
Intellectual Property and Other Assets	4
Protection and Use of Company Property	5
Fair Dealing with Competitors, Customers and Suppliers	5
Personal Behavior in the Workplace	5
Environmental Compliance	5
Employee Privacy	5
Public Disclosure of Code and Related Matters	6
Discipline	6
Reporting Suspected Problems	6
Monitoring	6
Certificate of Compliance	7

We all must

  •
  Know and follow the Code of Ethics and Business Conduct.

  •
  Know and comply with the requirements and expectations that apply to our jobs.

  •
  Take responsibility for our own conduct.

  •
  Report violations of law or the Code.

  •
  Cooperate with any investigation of a potential ethics or business conduct violation.

  •
  Help ATC meet its commitments to shareholders.

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  Help safeguard the Company's reputation for integrity in our business dealing.

  •
  Seek assistance when we have questions about ATC's code of business conduct or when faced with a challenging ethical situation.

  •
  Never act unethically, even if directed by another person to do so.

  •
  Retain a copy of the Company's Code of Ethics and Business Conduct for easy reference.

Introduction

August Technology Corporation's (ATC's) guidelines for business conduct flow from our purpose, core values and principles. These key elements are of the utmost importance for the proper conduct and respect for all individuals in the quest for common prosperity.

ATC depends on the character of its people. That character is reflected in our core values which include attracting and recruiting quality, knowledgable, honest people with leadership skills and a passion for doing their best. We respect our colleagues, customers, suppliers, and consumers and strive to treat them with the utmost respect. We have confidence in each other's capabilities and intentions.

The following principles flow from our purpose and core values:

  •
  We show respect for all individuals.

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  The interests of the Company and the individual are inseparable. We believe that doing what is right for the business with integrity will lead to mutual success for both the Company and the individual.

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  We strategically focus on our work.

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  We are focused on understanding the consumers and their needs.

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  We encourage and expect outstanding technical mastery and executional excellence.

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  We strive to be/do the best in all areas of strategic importance to the company.

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  We work together with confidence and trust, and we build positive relationships with all the parties who contribute to fulfilling our corporate purpose, including customers and suppliers.

ATC is committed to complying with all laws and regulations where we conduct our business activities. The Company expects every employee to know the laws and policies that apply to their ATC activities, and to conduct them with uncompromising honesty and integrity.

Some business activity is not governed by any law, and some laws and regulations set standards far below the expectations of our company. In these situations, an employee should be able to answer "yes" to the following questions before taking action:

  •
  Is this action the "right thing to do"?

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  Would this action withstand public scrutiny?

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  Will this action uphold ATC's reputation as an ethical company?

If the answers are not an unqualified "yes," we don't do it.

  No corporate code can cover every possible question of business conduct. When in doubt—ask before you act.

Each employee is responsible to uphold the Code. Our Chief Compliance Officer (currently John Vasuta, our General Counsel), will administer overall compliance with this Code of Ethics and Business Conduct. Inevitably, the Code addresses questions that escape easy definition. There will be times when you may be unsure about how the Code applies. In such cases, feel free to contact our Chief Compliance Officer (currently John Vasuta, our General Counsel), at (952) 259-1730.

Any reference to ATC or the Company is understood to be a reference to ATC Incorporated, a Minnesota corporation, and its subsidiaries.

Compliance with Laws and ATC Business Conduct Policies

  ATC employees (worldwide) are expected and directed to comply with all laws and all company business conduct policies relating to their ATC business activities.

It is also each employee's responsibility to know and understand legal and policy requirements as they apply to their job and to notify management when they believe a violation of law or company policies has occurred.

Accuracy of Company Records

  Each employee must help maintain the integrity of ATC's financial records.

No Code can review the extensive accounting requirements which ATC must fulfill. The Company's business records are depended upon to produce reliable and accurate reports to management, shareholders, creditors, governmental entities and others. Thus, all official records of the conduct of the Company's business must be accurate, honest and complete, without any restriction or qualification of any kind. This means the accuracy of any records involves both factual documentation and ethical evaluation or appraisal.

All Company operations (worldwide) must comply with all local and national laws relating to the accurate and complete maintenance of Company financial books and records.

Employees are expected to be honest, objective and loyal in the performance of record keeping responsibilities. However, because loyalty includes never knowingly being a part of any illegal or unethical activity, there is no excuse for a deliberately false or misleading Company record.

While only a few ATC employees maintain actual accounting records, many ATC employees help keep the company's records. Whether you track hours worked for billing to outside sources, use business expense accounts or participate in the company's official records, accurate documentation is critical. Employees may not participate in any misstatement of ATC's accounts. At the same time, no circumstances justify the maintenance of "off-the-books" accounts to facilitate questionable or illegal payments. All contracts under which funds are disbursed shall accurately state the purposes for which these funds are paid and shall not be misleading.

Securities Trading Policies

  Never trade securities on the basis of confidential information acquired at the workplace.

Insider trading is a serious crime. The offense may occur when, for example, a person trades stock while in possession of material, non-public information about the company involved. Material information is any information that an investor would reasonably consider important in making investment decisions. Examples include knowledge of acquisitions or divestitures, new product launches or financial information. Information is "non-public" if it has not been released to and absorbed by the investing public. An individual convicted of insider trading may face criminal penalties of up to ten years in prison and/or a $1,000,000 fine.

To ensure fairness and integrity in financial markets and to avoid insider trading penalties, we do not trade in ATC securities or those of any company on the basis of material, non-public information acquired through our employment. In addition, non-public inside-information about ATC must not be communicated without a legitimate business reason and proper leadership authorization.

All employees must also read and comply with the Company's "Policy Statement on Confidential Information and Securities Trading by Personnel" provided separately from this Code of Conduct.

Insider trading law is far from clear. An employee who is unsure how the law applies in a given instance, should ask before he or she trades. All questions should be referred to our General Counsel.

Contact with Government Officials

  ATC's policy is to comply with all applicable laws, rules and regulations relating to lobbying or attempting to influence government officials.

Bribery, kickbacks or other improper payments have no place in our business. In addition, information provided to governments must be accurate and interactions with government officers must be honest and ethical. All activities that might constitute lobbying or attempts to influence government officials must be reviewed first with legal counsel.

If your job involves business with foreign, national, state or local government, you must know the rules applicable to your job. If you are in doubt, do not make the mistake of interpreting rules by yourself. Discuss the matter with your supervisor or other management of the company.

Conflicts of Interest

  Avoid any situation in which your personal interests conflict with ATC's interests.

Conflicts may arise when an employee, officer or director, or a member of his or her immediate family, receives improper personal benefits as a result of the person's position with the company. Each employee owes ATC a duty of loyalty. For that reason, all employees must exercise great care any time their personal interests conflict with ATC's interests.

ATC employees are free to engage in outside activities of their own free choice. It is important, however, that such activity does not adversely affect the conduct of ATC's business, involve misuse of company position or resources, divert for personal gain any business opportunity from which ATC may profit, or constitute a potential source of discredit to the ATC name. The following is a list of prohibited conflicts of interest:

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  Consulting with or employment in any capacity by a competitor, supplier or customer of ATC.

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  Having a substantial equity, debt, or other financial interest in any competitor, supplier or customer.

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  Having a financial interest in any transaction involving the purchase or sale by ATC of any product, material, equipment services or property.

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  Misusing ATC's confidential proprietary information, including the unauthorized disclosure or use of such information.

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  Using materials, equipment or other assets of ATC for any unauthorized or undisclosed purpose.

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  Receiving loans or guarantees of obligations from the Company without Board of Director authorization.

The Company policy regarding possible conflict of interest is based on the principle that an employee's decisions in the business must be made solely in the best interests of ATC. To reach that decision, an employee should avoid influence from personal or family considerations which might affect his or her judgment as to what is in the best interests of ATC.

Political Contributions and Related Policies

  Generally ATC's funds or resources may not be used to make a political contribution to any political candidate or political party anywhere in the world.

Exceptions to the basic policy are allowed only where such contributions are permitted by law and permission granted in advance by the Company's Chief Executive Officer. Company policies do not permit the use of any Company facilities or resources by employees for political campaigning, political fundraising or partisan political purposes. A decision by an employee to contribute any personal time, money or other resources to a political campaign or political activity must be totally voluntary.

Transacting International Business

  Managers and employees of ATC and any affiliates doing business around the world abide by special laws and regulations which apply to the import and export of products and technical data, as well as the conduct of business with non-U.S. entities.

We also comply with anti-boycott and international embargo regulations in all locations where ATC does business. The U.S. Foreign Corrupt Practices Act prohibits payments, gifts or contributions to officials or employees of any foreign government or government-owned business for the purpose of getting or retaining business. In addition, the U.S. Foreign Corrupt Practices Act requires ATC to maintain accurate and complete financial books and records.

Business Courtesies and Gratuities

  We do not offer or accept kickbacks or bribes, or gifts of substantial value.

ATC employees may only exchange non-monetary and generally modestly-valued gifts that promote goodwill with our business partners and do not improperly influence others. We will accept only approved and widely available discounts. We will not encourage, accept or exchange gratuities or payments for providing specific services.

Business courtesies and gratuities include but are not limited to gifts, meals, cocktails, discounts, hospitality, entertainment, recreation, promotional items, transportation and any tangible or intangible "item of value" for which the recipient does not pay fair market value.

ATC employees may give or receive courtesies in Company-related business dealings with customers or suppliers provided the following guidelines are met:

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  They do not violate the law, regulations, reasonable customs of the market-place or the known policy of either party's employer.

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  They are reasonable in cost, amount, quantity and frequency.

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  They are appropriate as to time and place.

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  They do not influence or give the appearance of influencing the business judgment of the recipient.

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  They can stand public scrutiny without damaging ATC's reputation.

Intellectual Property and Other Assets

  One of ATC's most important assets is its confidential corporate information. ATC's legal obligations and its competitive position mandate that this information remain confidential.

Confidential information is critical to ATC's competitive advantage. It must not be shared with others outside ATC. This includes intellectual property and trade secrets, business plans, marketing and sales programs, customer lists, pricing policies, and company financial information.

Every ATC employee is obligated to protect the company's confidential information as well as that of its customers, suppliers and third parties who disclose information to ATC in confidence. ATC employees may not accept trade secrets or confidential information of a technical or business nature from a third party, unless specifically authorized to do so by an authorized manager or officer of the Company.

Protection and Use of Company Property

  Our shareholders trust us to manage Company assets appropriately.

We will ensure that the Company equipment, supplies and other assets are used for legitimate business purposes unless otherwise specifically authorized, and that we protect all tangible and intangible Company property.

Fair Dealing with Competitors, Customers and Suppliers

  We respect the rights of competitors, customers and suppliers.

ATC's success depends on building productive relationships with our customers and suppliers based on integrity, ethical behavior and mutual trust. In addition, customers have individual needs and expectations representing unique opportunities for mutual success.

The Company bases its worldwide supplier relationships on fundamental concepts of honesty, fairness, mutual respect and nondiscrimination.

We will not engage in activities with customers, suppliers or competitors that unfairly prevent or limit competition, or could appear to do so.

Personal Behavior in the Workplace

  ATC is committed to treating all of its colleagues with respect and to allow employees to progress based on their talents.

The Company strives to provide a safe, healthful and productive work environment. Each employee has a personal responsibility to other ATC employees and to the Company to help eliminate actions or circumstances which undermine the desired environment.

ATC policy requires that individuals are to be considered for employment opportunities on the basis of merit, as measured against objective job requirements. Every good faith effort shall be made to implement programs designed to provide equal employment opportunity to all types of jobs and at all levels of the work force.

Our policy forbids any discrimination, harassment or intimidation because of race, color, religion, gender, age, national origin, citizenship, sexual orientation or disability. Employees are encouraged to bring questions or concerns in this area to their management.

Additionally, every employee is expected to perform his or her work in a safe manner, free of the influence of alcohol or drugs.

Environmental Compliance

ATC will conduct business at all times in compliance with appropriate environmental laws and regulations. It is ATC's policy to operate its facilities in a manner which protects the employees, the public and the environment.

Employee Privacy

ATC respects employee privacy and dignity. We will only collect and retain personal information from employees that is required for the effective operation of the Company or as required by law. We will keep that information confidential and release it only to those who have a legitimate need to know.

Public Disclosure of Code and Related Matters

The existence and content of this Code of Conduct will be disclosed to shareholders and may be available on the Company's website. Any waiver of any of the provisions of the Code for executive officers or directors may be made only by the Board, with only the independent members voting, or a Board committee consisting of independent directors, and such waiver must be promptly disclosed to shareholders.

Discipline

Violations of this Code may lead to serious sanctions, including termination of employment for cause.

Reporting Suspected Problems

        ATC maintains an open door policy and an anonymous telephone hotline for employees to raise concerns and report observed violations of law or the Code of Ethics and Business Conduct without fear of retribution or retaliation.

If you have questions about an ethical situation, you should feel free to discuss the problem with your supervisor, with our Human Resources Manager (currently Wayne Holtmeier, our Vice President of Employee Services), or with our Chief Compliance Officer (currently John Vasuta, our General Counsel). You will be assured confidentiality, to the limit of the law. In the case where you do not feel it is appropriate to discuss the issue with your supervisor or the Compliance Officer, ATC has established a hotline with a credible, independent provider so that you can report concerns or potential violations anonymously (see below). Anonymous callers should supply detailed information to address the concern. The hotline is available for use by customers, employees, sales representatives, and suppliers.

        ETHICS HOTLINE

        Toll-free and anonymous                1-800-

Monitoring

        ATC will periodically reaffirm its commitment to its compliance program and will monitor for compliance with the Code of Ethics and Business Conduct.

Each year a training session will be held and a copy of the Code and the Certification of Compliance card will be distributed to each employee to remind employees of the contents of the Code as well as to reestablish their commitment to compliance with it.

Please make sure you return your
certificate of Compliance Card

CERTIFICATE OF COMPLIANCE

This Certificate must be read and signed by all employees

        I certify that I have received, read and understood ATC's Code of Ethics and Business Conduct. I understand what types of conduct violate these policies and are considered outside the scope of my employment. I promise to comply with the terms of the code and understand that violation of these terms may lead to dismissal for cause.

Employee Signature
Date	Location
Printed Name
Return to:
August Technology Corporation 4900 West 78th Street Bloomington, MN 55435 (952) 820-0080

August Technology Corporation

Code of Ethics for Financial Executives

In my role as a finance executive of August Technology Corporation, I certify to you that I adhere to and advocate the following principles and responsibilities governing my professional and ethical conduct.

To the best of my knowledge and ability:

1.
I act with honesty and integrity, avoiding actual or apparent conflicts of interest in personal and professional relationships.

2.
I provide constituents with information that is accurate, complete, objective, relevant, timely and understandable.

3.
I comply with rules and regulations of federal, state, provincial and local governments, and other appropriate private and public regulatory agencies.

4.
I act in good faith, responsibly, with due care, competence and diligence, without misrepresenting material facts or allowing my independent judgment to be subordinated.

5.
I respect the confidentiality of information acquired in the course of my work except when authorized or otherwise legally obligated to disclose. Confidential information acquired in the course of my work is not used for personal advantage.

6.
I share knowledge and maintain skills important and relevant to my constituents' needs.

7.
I proactively promote ethical behavior as a responsible partner among peers in my work environment.

8.
I achieve responsible use of and control over all assets and resources employed or entrusted to me.

(Signature)

QuickLinks

  Exhibit 10.35
AUGUST TECHNOLOGY CORPORATION CODE OF ETHICS AND BUSINESS CONDUCT
TABLE OF CONTENTS
CERTIFICATE OF COMPLIANCE
August Technology Corporation Code of Ethics for Financial Executives